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                                                                     Exhibit 5.1








                                January 18, 2000

Resource Bancshares Mortgage Group, Inc.
7909 Parklane Road
Columbia, SC 29223

         Re: Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Resource Bancshares Mortgage Group, Inc. (the "Company") in the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission covering a total of 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, which may be issued pursuant to the terms of the Company's Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan").

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued and delivered against payment in full in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.


                                             Very truly yours,


                                             McNAIR LAW FIRM, P.A.


                                             By: /s/ Elizabeth B. Anders
                                                 -----------------------
                                                 A Member of the Firm